Exhibit 10.18
STOCK OPTION AWARD AGREEMENT
THIS AGREEMENT CONSTITUTES PART OF THE PROSPECTUS COVERING SECURITIES REGISTERED UNDER THE SECURITIES ACT OF 1933.
     THIS STOCK OPTION AWARD AGREEMENT (hereinafter, the “Agreement”) is made as of this                      day of                                         ,                     , by and between Goodrich Corporation, a New York corporation (the “Company”), and                                          (the “Optionee”). For the purposes of this Agreement, all capitalized terms not defined herein shall have the meanings ascribed thereto under the terms of the Goodrich Corporation 2001 Equity Compensation Plan (as amended, the “Plan”), unless otherwise noted.
     WHEREAS, Optionee is employed by the Company or its subsidiaries, as defined in the Plan; and
     WHEREAS, the Company wishes to grant to Optionee an award of stock options under the Plan, subject to the conditions and restrictions set forth in the Plan and this Agreement.
     NOW THEREFORE, in consideration of the mutual covenants contained in this agreement, the parties agree as follows:
     1. Grant of Options. The Committee has granted to Optionee as of                                          (the “Grant Date”),                      options to purchase shares of common stock, par value $5.00 per share, of the Company (“Common Stock”), upon the terms and conditions set forth in this Agreement and the Plan. The options granted under this Agreement are intended to be non-statutory stock options.
     2. Exercise Price. The exercise price of the shares of Common Stock covered by the option shall be                      per share. This option price represents 100% of the Fair Market Value of the Common Stock on the date of grant, as calculated under the Plan.
     3. Term of Option. The term of the options shall be ten (10) years from the date hereof, subject to earlier termination as provided in this Section 3. The date which is ten (10) years after the Grant Date shall be termed the “Expiration Date”.
     4. Vesting of Options. The options granted hereunder will be deemed vested upon Optionee’s continued employment with the Company or one of the Company’s subsidiaries on the dates set forth in the following schedule:

One (1) year from the Grant Date hereof	33 1/3 % of the options
Two (2) years from the Grant Date hereof	66 2/3 % of the options
Three (3) years from the Grant Date hereof	100 % of the options
     5. Post-Employment Exercise of Options.
     (a) If Optionee’s employment with the Company or a subsidiary terminates prior to the Expiration Date, and at such time the Optionee is eligible for retirement at the Normal Retirement Date or later, as defined in the Goodrich Corporation Employees’ Pension Plan (or as defined in a subsidiary company’s salaried pension plan in the event Optionee’s pension benefits are received solely from the subsidiary’s plan) in effect at the time of Optionee’s termination of employment, then all unvested options shall vest immediately upon such termination and Optionee’s privilege to purchase shares may be exercised by Optionee at any time but in no event later than either the date which is five (5) years after the date Optionee’s employment with the Company terminates or the Expiration Date, whichever occurs first, and thereafter shall terminate.
     (b) If Optionee’s employment with the Company or a subsidiary terminates prior to the Expiration Date, and at such time the Optionee is eligible for early retirement but has not yet reached the Optionee’s Normal Retirement Date, as such terms are defined in the Goodrich Corporation Employees’ Pension Plan (or as defined in a subsidiary company’s salaried pension plan in the event Optionee’s pension benefits are received solely from the subsidiary’s plan) in effect at the time of Optionee’s termination of employment, then all unvested options shall continue to vest in accordance with Section 4 hereof, and Optionee’s privilege to purchase shares may be exercised by Optionee at any time but in no event later than either the date which is five (5) years after the date Optionee’s employment with the Company terminates or the Expiration Date, whichever occurs first, and thereafter shall terminate.
     (c) If Optionee’s employment with the Company or a subsidiary terminates prior to the Expiration Date by reason of permanent and total disability, as determined on the basis of medical evidence satisfactory to the Company, then all unvested options shall vest immediately upon such termination and Optionee’s privilege to purchase shares may be exercised by Optionee at any time but in no event later than either the date which is five (5) years after the date Optionee’s employment terminates or the Expiration Date, whichever occurs first, and thereafter shall terminate.
     (d) If Optionee’s employment with the Company or a subsidiary terminates prior to the Expiration Date by reason of death, then all unvested options shall vest immediately upon such termination and Optionee’s privilege to purchase shares may be exercised by Optionee’s beneficiary (as defined under Section 8) at any time but in no event later than either the date that is five (5) years after the date Optionee’s employment terminates or the Expiration Date, whichever occurs first, and thereafter shall terminate.
     (e) If Optionee’s employment with the Company or a subsidiary terminates for any reason other than death or permanent and total disability or at a time when Optionee is not eligible for retirement, in each case as referred to above in Sections 5 (a), (b) and (c), then Optionee’s privilege to purchase shares pursuant to options that are vested as of the date of termination may be exercised by Optionee at any time within ninety (90) days of the termination of Optionee’s employment, but in no event later than the Expiration Date, and thereafter shall terminate.
     (f) In the event of a Change in Control, the options granted under this Agreement shall vest immediately upon such Change in Control and shall remain exercisable by Optionee until the earlier of (a) the date two years after the Change in Control effective date or (b) the Expiration Date.
     (g) Notwithstanding any provisions of this Agreement to the contrary, if Optionee’s employment with the Company or any of its subsidiaries is terminated for Cause, as defined herein, the Committee may, in its sole discretion, immediately terminate the options granted under this Agreement. For the purpose of this Agreement, “Cause” shall mean a termination of employment by the Company due to (i) the violation by the Employee of any rule, regulation, or policy of the Company, including the Company’s Business Code of Conduct; (ii) the failure by the Employee to meet any requirement reasonably imposed upon such employee by the Company as a condition of continued employment; (iii) the violation by the Employee of any federal, state or local law or regulation; (iv) the commission by the Employee of an act of fraud, theft, misappropriation of funds, dishonesty, bad faith or disloyalty; (v) the failure by the Employee to perform consistently the duties of the position held by such employee in a manner which satisfies the expectations of the Company after such Employee has been provided written notice of performance deficiencies and a reasonable opportunity to correct those deficiencies; or (vi) the dereliction or neglect by the Employee in the performance of such employee’s job duties.
     6. Method of Exercising Option. The option hereby granted may be exercised at any time as to all or any of the shares then purchasable in accordance with this Agreement by payment in full therefor, at the corporate offices of the Company, either in (a) cash (including checks, bank draft money order or wire transfer) or (b) by delivering Common Stock owned of record by Optionee, or a combination of cash and Common Stock owned of record by Optionee. The fair market value of the Common Stock so delivered shall be the arithmetic mean of the high and low price of the Common Stock on the New York Stock Exchange-Composite Transactions listing on the exercise date (as of 4:00 p.m. Eastern Time). The utilization of Common Stock for all or part of the option price shall be subject to rules and conditions issued by the Board or the Committee including but not limited to common stock holding period requirements relating to pyramiding rules, regulations, principles and practices of the Internal Revenue Service, the Securities and Exchange Commission and the accounting profession. Upon receipt of such payment and payment of any required withholding taxes, the Company will issue, sell and deliver fully paid and nonassessable shares of Common Stock in the amount for which payment is so made. As soon as practicable after such payment, the Company shall either transfer physical possession of a certificate or certificates representing the shares of Common Stock so purchased or provide for book entry transfer of such shares to the Optionee.
     7. Optionee’s Alternative to Exercising Options.
     (a) In the event of a Change in Control, and as an alternative to the exercise provisions contained above, Optionee may under certain limited conditions hereinafter set forth, elect to surrender and terminate the option granted herein as to all or any of the shares then purchasable in accordance with this Agreement and receive cash from the Company.
     (b) A written application containing an election to exercise this Section 7 alternative must be submitted to the Secretary of the Company, or his or her designee, during the period that commences on the date on which a Change in Control occurs and ends on the 60th day thereafter.
     (c) The amount of cash paid upon exercise of this Section 7 alternative shall equal the total number of option shares surrendered multiplied by the amount by which the fair market value of a share of the Company’s common stock on the date of exercise exceeds the option price. The fair market value of common stock, for purposes of this paragraph, shall be the arithmetic mean of the high and low prices of the common stock as reported on the New York Stock Exchange-Composite Transactions listing (or similar report) on the exercise date (as of 4:00 p.m. Eastern Time) as determined in this Section 7(c), or, if no sale was made on such date, then on the next preceding day on which a sale was made.
     (d) This Section 7 alternative shall not be available more than six months after (i) Optionee’s retirement from the Company or one of its subsidiaries, or (ii) Optionee ceases to be considered an “executive officer” of the Company and therefore subject to Section 16(b) of the Exchange Act.
     8. Assignability/Beneficiary. The rights of Optionee, contingent or otherwise, in the options cannot and shall not be sold, assigned or pledged or otherwise transferred or encumbered other than by will or by the laws of descent and distribution. Optionee may designate a beneficiary or beneficiaries to exercise any rights or receive any benefits that are due under Section 5(d) following Optionee’s death. To be effective, such designation must be made in accordance with such rules and on such form as prescribed by the Company’s corporate compensation group for such purpose which completed form must be received by the Company’s corporate compensation group or its designee before Optionee’s death. If Optionee fails to designate a beneficiary, or if no designated beneficiary survives Optionee’s death, Optionee’s estate shall be deemed Optionee’s beneficiary.
     9. Rights as a Shareholder. Neither Optionee nor his/her beneficiary or legal representative shall be, or have any rights of, a shareholder of the Company or have any right to notice of meetings of shareholders or of any other proceedings of the Company.
     10. Changes in Capital Structure. The number of options covered by this Agreement and the exercise price thereof will be adjusted appropriately in the event of any stock split, stock dividend, combination of shares, merger, consolidation, reorganization, or other change in the nature of the shares of Common Stock in the same manner in which other outstanding shares of Common Stock not subject to the Plan are adjusted.
     11. Governing Law. This grant and exercise of this option is subject to the condition that this option, together with any other options granted on the Grant Date, will conform with any applicable provisions of any State or Federal law or regulation in force either at the time of grant of the option or the exercise thereof. The Committee and the Board reserve the right pursuant to the condition mentioned in this paragraph to terminate all or a portion of this option if, in the opinion of the Committee and the Board, this option or the exercise thereof does not conform with any such applicable State or Federal law or regulation and such nonconformance shall cause material harm to the Company.
     This Agreement is to be governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.
     12. Tax Withholding. Optionee’s ability to exercise Optionee’s options and receive the benefits of such exercise are contingent upon Optionee’s agreement that Optionee will remit to the Company any taxes that the Company is required by law to collect from Optionee. The Company reserves the right to deduct from the total number of shares purchased by Optionee pursuant to the exercise of the options the number of shares the fair market value of which equals any tax withholding obligation that the company has upon Optionee’s exercise of the option. The Company also reserves the right to require that any such taxes be remitted to the Company from the proceeds of the sale of any stock acquired by Optionee through exercise of the option by any stock broker effecting such sale.
     13. Continued Employment. Nothing contained herein shall be construed as conferring upon the Optionee the right to continue in the employ of the Company or any of its subsidiaries as an executive or in any other capacity.
     14. Parties to Agreement. This Agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which are controlling. All decisions or interpretations of the Board and of the Committee shall be binding and conclusive upon Optionee or upon Optionee’s executors or administrators or beneficiary upon any question arising hereunder or under the

Plan. This Agreement will constitute an agreement between the Company and the Employee as of the date first above written, which shall bind and inure to the benefit of their respective executors, administrators, beneficiaries, successors and assigns.
     15. Modification. No change, termination, waiver or modification of this Agreement will be valid unless in writing and signed by all of the parties to this Agreement.
     16. Consent to Jurisdiction. Optionee hereby consents to the jurisdiction of any state or federal court located in the county in which the principal executive office of the Company is then located for purposes of the enforcement of this Agreement and waives personal service of any and all process upon Optionee. The Optionee waives any objection to venue of any action instituted under this Agreement.
     17. Notices. All notices, designations, consents, offers or any other communications provided for in this Agreement must be given in writing, personally delivered, or by facsimile transmission with an appropriate written confirmation of receipt, by nationally recognized overnight courier or by U.S. mail. Notice to the Company is to be addressed to its then principal office. Notice to the Optionee or any transferee is to be addressed to his/her/its respective address as it appears in the records of the Company, or to such other address as may be designated by the receiving party by notice in writing to the Secretary of the Company.
     18. Further Assurances. At any time, and from time to time after executing this Agreement, the Optionee will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.
     19. Provisions Severable. If any provision of this Agreement is invalid or unenforceable, it shall not affect the other provisions, and this Agreement shall remain in effect as though the invalid or unenforceable provisions were omitted. Upon a determination that any term or other provision is invalid or unenforceable, the Company shall in good faith modify this Agreement so as to effect the original intent of the parties as closely as possible.
     20. Captions. Captions herein are for convenience of reference only and shall not be considered in construing this Agreement.
     21. Entire Agreement. This Agreement represents the parties’ entire understanding and agreement with respect to the issuance of the option, and each of the parties acknowledges that it has not made any, and makes no promises, representations or undertakings, other than those expressly set forth or referred to therein.

     IN WITNESS WHEREOF, the parties agree to the terms and conditions stated herein by signing and returning to the Company the attached copy hereof.

GOODRICH CORPORATION
By:
Vice President

Accepted by:

(Employee’s name)